UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HCSB FINANCIAL CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HCSB FINANCIAL CORPORATION

3640 Ralph Ellis Boulevard

Loris, South Carolina 29569

Notice of Annual Meeting of Shareholders

To Our Shareholders:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of HCSB Financial Corporation, the holding company for Horry County State Bank. This letter serves as your official notice that the annual meeting will be held on April 26, 2012 at 7:00 p.m. at the Center for Health and Fitness at 3207 Casey Street, Loris, South Carolina, for the following purposes:

1.                   To elect three Class I members to the Board of Directors;

2.                   To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 500,000,000 shares;

3.                   To ratify the appointment of our independent registered public accountants;

4.                   To obtain an advisory resolution to approve the compensation of the Company’s named executive officers;

5.                   To grant the chairperson of the meeting the authority to adjourn or postpone the meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the meeting to adopt the amendment to the Company’s Articles of Incorporation; and

6.                   To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning our common stock at the close of business on March 15, 2012 are entitled to attend and vote at the meeting.  A complete list of shareholders will be available at the Company’s offices prior to the meeting.   At the meeting, we will report on our performance in 2011 and answer your questions.

Whether or not you plan to attend the annual meeting in person, you are requested to promptly vote by internet or by mail on the proposals presented, following the instructions on the proxy card for whichever voting method you prefer.  If you vote my mail, please complete, date, sign, and promptly return the enclosed proxy in the enclosed self-addressed, postage-paid envelope.  If you need assistance in completing your proxy, please call Denise Floyd of the Company at (843) 716-6103.  If you are a record shareholder, attend the meeting, and desire to revoke your proxy and vote in person, you may do so.  In any event, a proxy may be revoked by a record holder at any time before it is exercised.

Please use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting.  We hope that you can attend the meeting and look forward to seeing you there.  Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the Board of Directors,

/s/ James R. Clarkson

James R. Clarkson
President and Chief Executive Officer

Loris, South Carolina

March 27, 2012

HCSB FINANCIAL CORPORATION

3640 Ralph Ellis Boulevard

Loris, South Carolina 29569

PROXY STATEMENT FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON APRIL 26, 2012

Our Board of Directors is soliciting proxies for the 2012 Annual Meeting of Shareholders.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.  We encourage you to read it carefully.

VOTING INFORMATION

The Board set March 15, 2012 as the record date for the meeting.  Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote.  There were 3,738,337 shares of common stock outstanding on the record date.  A majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum.  We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.  If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting.  However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares.  Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including broker non-votes, will be included in determining the number of votes present or represented at the annual meeting.

If you hold your shares in street name, it is critical that you cast your vote.  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate.  However, new regulations now prohibit your broker from voting uninstructed shares on a discretionary basis for all the proposals up for consideration at the annual meeting except for the ratification of our auditors.  Thus, if you hold your shares in street name and you do not instruct your broker how to vote at the meeting, no votes will be cast on your behalf for:

•                  Proposal No. 1 to elect three Class I members to the Board of Directors;

•                  Proposal No. 2 to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 500,000,000 shares;

•                  Proposal No. 4 to obtain an advisory, non-binding resolution approving the compensation of the Company’s named executive officers as determined by the Compensation Committee; or

•                  Proposal No. 5 to grant the chairperson of the meeting the authority to adjourn or postpone the meeting, if necessary, in order to solicit additional proxies.

Further, if you abstain from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

When you sign the proxy card (or submit your vote via the internet) you appoint Clay D. Brittain, III and Gwyn G. McCutchen as your representatives at the meeting.  Mr. Brittain and Dr. McCutchen will vote your proxy as you have instructed them on the proxy card.  If you submit a proxy but do not specify how you would like it to be voted, Mr. Brittain and Dr. McCutchen will vote your proxy for the election to the Board of Directors all of the nominees listed below under “Election of Directors”; for the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 500,000,000 shares; for the ratification of the selection of our independent public accountants for the year ending December 31, 2012; for the resolution approving the compensation of the Company’s named executive officers as determined by the Compensation Committee; and for the resolution to grant the chairperson of the meeting the authority to adjourn or postpone the meeting, if necessary, in order to solicit additional proxies.  We are not aware of any other matters to be considered at the meeting.  However, if any other matters come before the meeting, Mr. Brittain and Dr. McCutchen will vote your proxy on such matters in accordance with their judgment.

A majority or more of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum.  We will include abstentions and broker non-votes in determining whether a quorum exists.  Assuming in each case that a quorum is present:

•                  With respect to Proposal No. 1, the directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting.  You may vote “FOR” or “AGAINST” each director nominee, or “ABSTAIN” from voting on a director nominee.  We will not count abstentions or broker non-votes as either for or against a director, so abstentions and broker non-votes have no impact on the election of a director.

•                  With respect to Proposal No. 2, the proposal will be approved if two-thirds of our outstanding shares of common stock vote in favor of the amendment to the Company’s Articles of Incorporation.  You may vote “FOR” or “AGAINST” the Amendment to the Company’s Articles of Incorporation.  If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the Amendment to increase the number of authorized shares of common stock from 10,000,000 shares to 500,000,000 shares.  A record shareholder’s failure to execute and return a proxy card or otherwise to vote at the meeting will have the same effect as a vote “AGAINST” the proposal.  If a record shareholder abstains from voting, the abstention will also have the effect of a vote “AGAINST” the proposal.  Failure of a shareholder whose shares are held in street name to complete and return voting instructions as required by the broker or other nominee that holds such shares of record will have the same effect as a vote “AGAINST” the proposal.

•                  With respect to Proposal No. 3, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter.  You may vote “FOR” or “AGAINST” this proposal, or “ABSTAIN” from voting on this proposal.  If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the ratification of our independent registered public accounting firm.  We will not count abstentions or broker non-votes as either for or against this proposal, so abstentions and broker non-votes have no impact on the ratification of our independent registered public accounting firm.

•                  With respect to Proposal No. 4, the proposal will be considered resolved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter.  This vote is advisory and will not be binding upon our Board of Directors.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  You may vote “FOR” or “AGAINST” this proposal, or “ABSTAIN” from voting on this proposal.  If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the non-binding resolution to approve the compensation of the Company’s named executive officers.  We will not count abstentions or broker non-votes as either for or against this proposal, so abstentions and broker non-votes will not affect the approval of the non-binding resolution to approve the compensation of the Company’s named executive officers.

•                  With respect to Proposal No. 5, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter.  You may vote “FOR” or “AGAINST” this proposal, or “ABSTAIN” from voting on this proposal.  If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the granting of authority to the chairperson of the meeting to adjourn if there are not sufficient affirmative votes present at the meeting to adopt the amendment to the Company’s Articles of Incorporation.  We will not count abstentions or broker non-votes as either for or against this proposal, so abstentions and broker non-votes have no impact on the granting of this authority to chairperson of the meeting.

You may revoke your proxy and change your vote at any time before the polls close at the meeting.  If you are the record holder of the shares, you may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.  If your shares are held in street name, you may change your vote by submitting new voting instructions to your stockbroker, bank, or other nominee or, if you have obtained a legal proxy from your stockbroker, bank, or other nominee giving you the right to vote your shares, you may change your vote by attending the meeting and voting in person.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders.  Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so.  We are distributing this proxy statement on or about March 27, 2012.

Important Notice of Internet Availability. This proxy statement, the Company’s Annual Report for 2011, and directions to the annual meeting are available to the public for viewing on the Internet at https://www.shareholderlink.com/fss/hcsb/pxsignon.asp.  Directions to the meeting may also be obtained by calling Denise Floyd of the Company at (843) 716-6103.

In addition, the above items and other filings with the Securities and Exchange Commission (the “SEC”) are also available to the public on the SEC’s website on the Internet at www.sec.gov.  Upon written or oral request by any shareholder, we will deliver a copy of our Annual Report on Form 10-K for the year ended December 31, 2011.  In addition, upon written or oral request, we will also promptly deliver a copy of this proxy statement or the enclosed overview to our shareholders at a shared address to which a single copy of the document was delivered.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with staggered terms, so that only approximately one-third of the Board members’ terms expire at each annual meeting.  The current terms of the Class I directors will expire at this Annual Shareholders Meeting.  Our directors and their classes are:

Class I	Class II	Class III
D. Singleton Bailey	Clay D. Brittain, III	Johnny C. Allen
Franklin C. Blanton	Michael S. Addy	Tommie W. Grainger
T. Freddie Moore	James R. Clarkson	Gwyn G. McCutchen, D.D.S.
Carroll D. Padgett, Jr.

Shareholders will elect three nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2015 Annual Meeting of Shareholders.  The directors will be elected by a plurality of the votes cast at the meeting.  This means that the three nominees receiving the highest number of votes will be elected.

D. Singleton Bailey, T. Freddie Moore and Carroll D. Padgett, Jr., whose terms expire at the meeting, have been nominated by the Board of Directors for re-election by the shareholders.  The Board recommends that you elect Mr. Bailey, Mr. Moore and Mr. Padgett as Class I directors.  Franklin C. Blanton, whose term expires at the meeting, has decided to retire from the Board and to not stand for re-election at the meeting.  As a result, Mr. Blanton will cease to be a director after the meeting and the Board will then be reduced to nine directors.  Mr. Blanton’s decision to retire from the Board and not stand for re-election was voluntary and did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.  Mr. Blanton served as a director of the Company since its formation in 1999 and the Bank since 1987.  The Company appreciates Mr. Blanton’s contribution to the Company and the Bank during his service as a director.

If you submit a proxy but do not specify how you would like to be voted, Mr. Brittain and Dr. McCutchen will vote your proxy to elect Mr. Bailey, Mr. Moore and Mr. Padgett.  If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Brittain and Dr. McCutchen will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

Set forth below is certain information about the nominees:

D. Singleton Bailey, 61, has served as a director of the Company since its formation in 1999 and of the Bank since 1987.  Mr. Bailey has been the President of Loris Drug Store, Inc., located in Loris, S.C. since 1988.  He received a B.A. degree in sociology from Wofford College in 1972.  Mr. Bailey now serves as the Secretary of the Board of Directors of the Company and the Bank.  Mr. Bailey’s business and personal experience in certain of the communities that the Bank serves provides him with a useful appreciation of markets that we serve.

T. Freddie Moore, 71, has served as a director of the Company since its formation in 1999 and of the Bank since 1987.  Mr. Moore is retired from Gateway Drug Store, Inc., in Loris, S.C.  He received his B.S. degree in Pre-Medicine from The Citadel in 1963 and a B.S. degree in Pharmacy in 1966 from the Medical University of South Carolina.   Mr. Moore’s business experience and personal ties to certain of the Bank’s market areas enhance his ability to contribute as a director.

Carroll D. Padgett, Jr., 64, has served as a director of the Company since its formation in 1999 and of the Bank since 1987.  Mr. Padgett has been a practicing attorney at Carroll D. Padgett, Jr., P.A. in Loris. Mr. Padgett received his B.S. degree in Political Science from the University of Georgia in 1969 and received his Juris Doctorate from the University of South Carolina Law School in 1972.  He has served as the attorney for the City of Loris since 1977 and for the Loris Healthcare System, Inc. since 1976.  Mr. Padgett’s institutional knowledge of the Company’s business, as well as his own business and personal experience in certain of the communities that the Bank serves, provides him with a useful appreciation of markets that we serve.  Mr. Padgett’s legal training and experience enhance his ability to understand the Company’s regulatory framework.

The Board unanimously recommends a vote FOR each of these nominees.

Set forth below is also information about each of the Company’s other directors and each of its executive officers.  Each of the following directors is also a director of our Bank.

Michael S. Addy, 60, has been President of Addy’s Harbor Dodge, Inc. and MSA, Inc. in Myrtle Beach, S.C., since 1990, and is Managing Member of Addy’s Limited Liability Company.  Mr. Addy received his B.S. degree in Business Administration from the University of South Carolina in 1973.  He is a member of the Myrtle Beach Sertoma Club.  Mr. Addy has served as a director of the Company and of the Bank since 2006.  His leadership experience and business and personal ties to the Bank’s Myrtle Beach market area enhance his ability to contribute as a director.  Mr. Addy currently serves as Vice Chairman of the Board of Directors of both the Company and the Bank.

Johnny C. Allen, 65, has served as a director of the Company and of the Bank since 2002.  Mr. Allen served as the Horry County Treasurer from 1983 until his retirement in 2005.  He attended the University of South Carolina.  Mr. Allen’s political experience and knowledge of the local real estate market provides him with political insights and a useful appreciation of markets that we serve.

Clay D. Brittain, III, 57, has served as a director of the Company and of the Bank since 2002.  Mr. Brittain received his B.A. degree in Economics from Wofford College in 1977 and received his Juris Doctorate from the University of South Carolina Law School in 1980.  He is an attorney in the firm of Thomas & Brittain, PA in Myrtle Beach, S.C.  Mr. Brittain served as a director of United Carolina Bank of South Carolina until April 1997.    Through his legal and business experience, Mr. Brittain has an extensive background in the South Carolina real estate market, including local real estate markets that we serve.    Mr. Brittain’s institutional knowledge of the Company’s business, as well as his own business and personal experience in certain of the communities that the Bank serves, provides him with a useful appreciation of markets that we serve.  Mr. Brittain’s legal training and experience enhance his ability to understand the Company’s regulatory framework.

Glenn R. Bullard, 62, is the Senior Executive Vice President of the Company and of the Bank.  He served as Vice President and Manager of our Little River office from February 1997 through December 1999.  Mr. Bullard received his B.S. degree in Business Administration from the University of South Carolina in 1977.  Mr. Bullard has served as an executive officer of the Company and of the Bank since 2000.  Mr. Bullard has an intimate understanding of the Company’s business and organization, as well as substantial leadership ability, banking industry expertise, and management experience.

James R. Clarkson, 60, has served as President, Chief Executive Officer and director of the Company since its formation in 1999 and of the Bank since 1987.  He received his B.A. degree in Economics from Clemson University in 1973.  He is a 1985 graduate of the Graduate School of Banking at Louisiana State University, where he presently serves on the faculty.  Mr. Clarkson is also an instructor and a course coordinator for the South Carolina Bankers School and past chairman of the school.  He presently serves as a director of Horry Telephone Cooperative, Inc., and Trustee of the South Carolina Bankers Employee Benefit Trust.  Mr. Clarkson’s intimate understanding of the Company’s business and organization, substantial leadership ability, banking industry expertise, knowledge of financial reporting requirements of public companies, and business and personal ties to the Bank’s market areas enhance his ability to contribute as a director.

Tommie W. Grainger, 73, has served as a director of the Company since its formation in 1999 and of the Bank since 1998.  He graduated from the Forest Ranger School of the University of Florida in 1959 with an associates degree in Forestry.  Mr. Grainger has been the President of Coastal Timber Co., Inc. in Conway, S.C. since 1966.  Mr. Grainger’s business experience and personal ties to certain of the Bank’s market area enhance his ability to contribute as a director.  Mr. Grainger presently serves as Chairman of the Board of Directors of both the Company and the Bank.  During his tenure as Chairman, Mr. Grainger has developed knowledge of the Company’s business, history, organization, and executive management which, together with his personal understanding of many of the markets that we serve, has enhanced his ability to lead the Board through the current challenging economic climate.

 Gwyn G. McCutchen, D.D.S., 67, has served as a director of the Company since its formation in 1999 and of the Bank since 1987.  Dr. McCutchen received his B.S. degree in Biology in 1966 from Presbyterian College and his D.D.S. from the Medical College of Virginia Dentistry in 1970.  Dr. McCutchen has been a dentist in Loris, S.C. since 1970.  Dr. McCutchen’s business and personal experience in certain of the communities that the Bank serves provides him with a useful appreciation of the markets that we serve.

PROPOSAL NO. 2:

AMENDMENT TO THE ARTICLES OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background

Like a large number of financial institutions across the United States and in South Carolina, we have been adversely impacted by current economic conditions. As a result of this economic downturn and the depressed real estate markets, the Bank has experienced a decline in the performance of its loans, particularly real estate construction and development loans, which has resulted in the Company incurring net losses of $29.0 million for the year ended December 31, 2011, $17.3 million for the year ended December 31, 2010 and $1.3 million for the year ended December 31, 2009.

As a result of the issues stemming from the current economic recession, on February 11, 2011, the Bank entered into a Consent Order (the “Consent Order”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the South Carolina Board of Financial Institutions (the “State Board”).  The Consent Order conveys specific actions needed to address the Bank’s current financial condition, primarily related to capital planning, liquidity/funds management, policy and planning issues, management oversight, loan concentrations and classifications and non-performing loans.  In particular, the Consent Order required the Bank to achieve and maintain, by July 10, 2011, total risk-based capital of at least 10% of risk-weighted assets and Tier 1 capital of at least 8% of total assets.  The Bank is not currently in compliance with the minimum capital requirements and, as of December 31, 2011, is categorized as “significantly undercapitalized.”

With the assistance of our financial advisors, we are currently exploring a number of strategic alternatives to strengthen the capital level of the Bank.  We recently adopted a new strategic plan, which includes not only a search for additional capital but also a search for a potential merger partner.  We are continuing to pursue both of these approaches simultaneously, though given the lack of a market for bank mergers, particularly in the Southeast, as a result of the current economic and regulatory climate, we believe that in the short-term our more realistic opportunity will be to raise additional capital.  Approximately $7.5 million in capital would return the Bank to “adequately capitalized” and approximately $17.5 million in capital would return the Bank to “well capitalized” under regulatory guidelines on a pro forma basis as of December 31, 2011.  If we continue to decrease the size of the Bank or return the Bank to profitability, then we could achieve these capital ratios with less additional capital.  However, if we suffer additional loan losses or losses in our OREO portfolio, then we would need additional capital to achieve these ratios.

We also recognize that potential investors may require that we raise additional amounts beyond these thresholds before they would commit to invest.  These additional amounts would serve as a buffer against the risk of additional loan losses or a slower than anticipated economic recovery.  To facilitate the raising of additional capital to return to a “well-capitalized” designation, our Board of Directors believes that it is advisable to have a significant number of authorized shares of common stock available for issuance in connection with public or private financing opportunities.  The Board of Directors believes that having the authority to issue additional shares of common stock will avoid the possible delay and significant expense of calling and holding additional meetings of shareholders to increase the authorized shares at a later date and will enhance its ability to respond promptly to opportunities for increasing our capital levels.  Therefore, the Board of Directors recommends increasing the number of authorized shares of common stock to 500,000,000.

As of the date of this Proxy Statement, we do not have any arrangements, agreements or commitments to sell any common stock. If the Company decides to offer any securities in a transaction that is not registered under the Securities Act of 1933 (the “Securities Act”), such securities could not be offered or sold in the United States absent registration or an applicable exemption from registration.  Absent an exemption from registration, the offer and sale of any such securities would be subject to the Company’s filing with the SEC a registration statement in compliance with the Securities Act, and the SEC declaring such registration statement effective.  This disclosure is not intended to, and does not, constitute an offer of any securities for sale.

Principal Effects on Outstanding Common Stock

If the amendment to the Company’s Articles of Incorporation is approved, the additional authorized shares of common stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations.  The authorization of additional shares of common stock will not, by itself, have any effect on the rights of present shareholders.  The additional 490,000,000 shares to be authorized will be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding.

Current Capitalization of the Company

General

The authorized capital stock of the Company consists of 10,000,000 shares of common stock and 5,000,000 shares of preferred stock.  The following summary describes the material terms of the Company’s capital stock.

Common Stock

Holders of shares of the common stock are entitled to receive such dividends as may from time to time be declared by the Board of Directors out of funds legally available for distribution.  Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights.  Shareholders have no preemptive, conversion, redemption, or sinking fund rights. In the event of a liquidation, dissolution, or winding-up of the Company, holders of common stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding preferred stock.  The outstanding shares of common stock are, and the shares of common stock offered by the Company when issued will be, fully paid and nonassessable.  The rights, preferences and privileges of holders of common stock are subject to any classes or series of preferred stock that the Company may issue in the future.

Preferred Stock

The Company’s Articles of Incorporation provide that the Board of Directors is authorized, without further action by the holders of the common stock, to provide for the issuance of shares of preferred stock in one or more classes or series and to fix the designations, powers, preferences, and relative, participating, optional and other rights, qualifications, limitations, and restrictions, including the dividend rate, conversion rights, voting rights, redemption price, and liquidation preference, and to fix the number of shares to be included in any such classes or series.  Any preferred stock so issued may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding-up, or both.  In addition, any such shares of preferred stock may have class or series voting rights.  Issuances of preferred stock, while providing the Company with flexibility in connection with general corporate purposes, may, among other things, have an adverse effect on the rights of holders of common stock.  For example, the issuance of any preferred stock with voting or conversion rights may adversely affect the voting power of the holders of common stock, and such issuances could have the effect of decreasing the market price of the common stock.

Currently, we have 12,895 shares of preferred stock outstanding. On March 6, 2009, the Company issued 12,895 shares of senior preferred stock, each with a liquidation preference of $1,000 per share (the “Series T Preferred Stock”), to the U.S. Treasury (the “Treasury”) for $12,895,000 million pursuant to the Capital Purchase Program (“CPP”).  Additionally, the Company issued a warrant to purchase up to 91,714 shares of common stock to the Treasury as a condition to its participation in the CPP.  The warrant has an exercise price of $21.09 per share, is immediately exercisable and expires 10 years from the date of issuance.  The Series T Preferred Stock is non-voting, other than having class voting rights on certain matters, and pays cumulative dividends quarterly at a rate of 5% per annum for the first five years and 9% thereafter.  We may, upon consultation with our primary federal regulator, redeem the Series T Preferred Stock at any time, without regard to whether we have replaced the funds received from the Treasury from any source or without regard to any waiting period.

Anti-takeover Effects

The Company’s Articles of Incorporation and bylaws contain provisions that could make an acquisition of the Company by means of a tender offer, proxy contest or otherwise more difficult.  Certain provisions will also render the removal of the incumbent Board of Directors or management of the Company more difficult. These provisions may have the effect of deterring or defeating a future takeover attempt that is not approved by the Company’s Board of Directors, but which the Company’s shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices.  As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

Number and Qualification of Directors. Our bylaws provide that the number of directors shall be fixed from time to time by resolution by at least a majority of the directors then in office, but may not consist of fewer than seven nor more than 25 members.  Currently, we have 10 directors.  Our bylaws also provide that no director shall serve past the annual meeting of shareholders following attainment of the age of 75 years regardless of the number of years remaining in his or her term.

Removal of Directors and Filling Vacancies. Our bylaws provide that our shareholders, by the affirmative vote of the holders of at least a majority of the shares entitled to vote in an election of directors may remove a director with or without cause.  A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.  If any directors are so removed, new directors may be elected at the same meeting to fill the unexpired term of the removed director.  Our bylaws also provide that all vacancies on our board may be filled by a majority of the remaining directors for the unexpired term.  However, shareholders have the right to call a special meeting, prior to action by the Board of Directors, to fill any such vacancy.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws establish advance notice procedures with regard to shareholder proposals and the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors.  These procedures provide that the notice of shareholder proposals must be in writing and delivered to our secretary not less than 30 days and no more than 60 days in advance of the annual meeting.  Shareholder nominations for the election of directors must be made in writing and delivered to our secretary no later than 60 days prior to the annual meeting, and in the case of election to be held at a annual meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of the meeting is first given to shareholders.  The chairman of any meeting of shareholders may refuse to acknowledge a shareholder proposal or nomination that is not made in accordance with such procedures.

Nomination Requirements. Pursuant to our bylaws, we have established nomination requirements for an individual to be elected as a director, including that the nominating party provide (a) the name and address of the shareholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made, and of the person or persons to be nominated; (b) the class and number of shares of stock of the Company which are owned beneficially and of record by such shareholder and such beneficial owner, and a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) all other information regarding each nominee proposed by such shareholder as would be required to be included in proxy statement for the meeting if the nominee had been nominated by the Board; and (e) the written consent of each nominee to serve as director of the Company if so elected. The chairman of any shareholders’ meeting may, for good cause shown, waive the operation of these provisions or may refuse to acknowledge a nomination that is not made in compliance with these requirements. These provisions could reduce the likelihood that a third party would nominate and elect individuals to serve on the Board of Directors.

Business Combinations with Interested Shareholders.  The South Carolina business combinations statute provides that a 10% or greater shareholder of a resident domestic corporation cannot engage in a “business combination” (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation’s board of directors before the 10% shareholder’s share acquisition date.  This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute.  The law is very broad in its scope and is designed to inhibit unfriendly acquisitions but it does not apply to corporations whose articles of incorporation contain a provision electing not to be covered by the law.  Our Articles of Incorporation do not contain such a provision.  An amendment of our Articles of Incorporation to that effect would, however, permit a business combination with an interested shareholder although that status was obtained prior to the amendment.  This statute would apply to us as long as we continue to have a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

Control Share Acquisitions Statute.  South Carolina law also contains provisions that, under certain circumstances, would preclude an acquiror of the shares of a South Carolina corporation who crosses one of three voting thresholds (20%, 33-1/3% or 50%) from obtaining voting control with respect to such shares unless a majority in interest of the disinterested shareholders of the corporation votes to accord voting power to such shares.

The legislation provides that, if authorized by the articles of incorporation or bylaws prior to the occurrence of a control share acquisition, the corporation may redeem the control shares if the acquiring person has not complied with certain procedural requirements (including the filing of an “acquiring person statement” with the corporation within 60 days after the control share acquisition) or if the control shares are not accorded full voting rights by the shareholders.  We are not authorized by our Articles of Incorporation or bylaws to redeem control shares.

The provisions of the Control Share Acquisitions Act will only apply to us as long as we continue to have a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

Consideration of Other Constituencies in Mergers. Our Articles of Incorporation grant the Board of Directors the discretion, when considering whether a proposed merger or similar transaction is in the best interests of the Company and our shareholders, to take into account the effect of the transaction on our employees, customers, and suppliers and upon the communities in which our offices are located, and all other factors the Board of Directors considers pertinent.

Authority of the Board of Directors to Issue Common Stock

If the amendment to the Articles of Incorporation is approved by the affirmative vote of two-thirds of the shares of common stock outstanding on the record date, the amendment will become effective when Articles of Amendment are filed by the Company with the Secretary of State of South Carolina.  The full text of the proposed amendment to our Articles of Incorporation is attached to this proxy statement as Appendix A.

PROPOSAL NO. 3:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 21, 2012, the Audit Committee of the Board of Directors appointed Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2012.  Although we are not required to seek shareholder ratification in the selection of our accountants, we believe obtaining shareholder ratification is desirable.  If the shareholders do not ratify the appointment of Elliott Davis, the Audit Committee will re-evaluate the engagement of our independent auditors.  Even if the shareholders do ratify the appointment, our Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of us and our shareholders.  We expect that a representative of Elliott Davis will attend the meeting and will be available to respond to appropriate questions from shareholders.

The Board unanimously recommends that shareholders vote FOR the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2012.

If a quorum is exists, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter.  Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

PROPOSAL NO. 4:

NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION

OF THE NAMED EXECUTIVE OFFICERS

On February 13, 2009, the United States Congress passed the American Recovery and Reinvestment Act of 2009 (the “Recovery Act”).  The Recovery Act requires, among other things, all participants in the Treasury’s Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”), such as the Company, to permit a non-binding shareholder vote to approve the compensation of the company’s executives.  Accordingly, we are asking you to approve the compensation of the Company’s named executive officers as described under Compensation of Directors and Executive Officers and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

The Company seeks to align the interests of our named executive officers with the interests of our shareholders.  Therefore, our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.  We believe that our compensation policies and procedures are competitive and focused on performance and are strongly aligned with the long-term interest of our shareholders.  The proposal described below, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to express your views regarding the compensation of the named executive officers by voting to approve or not approve such compensation as described in this proxy statement.

Under the Recovery Act, your vote is advisory and will not be binding upon the Company, the Board of Directors, or the Compensation Committee of the Board of Directors.  However, the Company, the Board, and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

The Board asks our shareholders to vote in favor of the following resolution at the annual meeting:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and any related material disclosed in the Proxy Statement, is hereby approved.”

The Board unanimously recommends a vote FOR approval of the compensation of the named executive officers.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

The following table shows the compensation we paid for the years ended December 31, 2011 and 2010 to our Chief Executive Officer and the two other most highly compensated executive officers that earned over $100,000 for the years ended 2011 and 2010 (collectively, the “named executive officers”).

Summary Compensation Table

				Stock /	Non Equity
				Option	Incentive Plan	All Other
Names and Principal Position	Year	Salary	Bonus	Awards (1)	Compensation	Compensation		Total

James R. Clarkson	2011	$211,375	$—	$—	$—	$9,433	(2)	$220,808
President and Chief Executive Officer of the Company and the Bank	2010	$220,646	$—	$—	$—	$23,065	(2)	$243,711

Glenn R. Bullard	2011	$158,072	$—	$—	$—	$1,039	(3)	$159,111
Senior Executive Vice President of the Company and the Bank	2010	$166,392	$1,664	$—	$—	$9,287	(3)	$177,343

Ron L. Paige, Sr.	2011	$154,128	$—	$—	$—	$6,199	(4)	$160,327
Executive Vice President- Myrtle Beach Region	2010	$162,240	$—	$—	$—	$16,193	(4)	$178,433

(1)          In 2004, with shareholder approval, we adopted an Omnibus Stock Ownership and Long Term Incentive Plan (the “Stock Plan”).  Stock options and restricted stock awards have been granted under the Stock Plan to our named executive officers from time to time to reward performance and promote out long-term success.  However, there were no stock options or restricted stock awards granted in 2011 or 2010, and each named executive officer voluntarily forfeited all of his stock options and restricted stock awards in February 2011 as a means to help us reduce expenses.

(2)          Includes premiums paid by the Bank for life insurance and disability insurance of $1,248, health/dental insurance premiums of $5,185, and director fees (earned but deferred) of $3,000 for 2011; and life insurance and disability insurance of $1,246, health/dental insurance premiums of $4,743, 401(k) contributions of $8,826, and director fees (earned but deferred) of $8,250 for 2010.

(3)          Includes premiums paid by the Bank for life insurance and disability insurance of $1,039 for 2011; and life insurance and disability insurance of $939, health/dental insurance premiums of $4,743, and 401(k) contributions of $3,605 for 2010.

(4)          Includes premiums paid by the Bank for life insurance and disability insurance of $1,014, health/dental insurance premiums of $5,185 for 2011; and life insurance and disability insurance of $916, health/dental insurance premiums of $4,743, and 401(k) contributions of $6,490 and country club dues of $4,044 for 2010.

Compensation Arrangements

Employment Agreements

Neither the Company nor the Bank has entered into any employment agreements with any of our officers or employees.

Outstanding Equity Awards at Fiscal Year-End

In February 2011, each named executive officer and all other executive officers of the Bank voluntarily forfeited all of their stock options and restricted stock awards as a means to help us reduce expenses.  Thus, there were no outstanding equity awards at fiscal year-end 2011.

Salary Continuation Agreements

In April 2008, the Bank entered into salary continuation agreements with Glenn R. Bullard, James R. Clarkson and Ronald L. Paige pursuant to which these executives were entitled to receive certain post-termination, retirement, disability, and death benefits.  However, effective as of December 31, 2010, each of the executives voluntarily terminated his salary continuation agreement and thereby forfeited and cancelled any and all benefits under the executive’s accrual balance, including any and all future benefits under the executive’s accrual balance, as a means to help the Bank reduce expenses.  The executives were not paid or promised anything of value in exchange for their decision to terminate the salary continuation agreements.  In addition, each additional Bank employee who had also entered into a similar salary continuation agreement in April 2008 voluntarily terminated his or her salary continuation agreement effective as of December 31, 2010.

TARP Executive Compensation Restrictions

In March 2009, as part of the Treasury’s CPP, the Company entered into a Letter Agreement (the “CPP Purchase Agreement”) with the Treasury pursuant to which the Company issued and sold to Treasury (i) 12,895 shares of the Company’s Series T Preferred Stock, and (ii) a ten-year warrant to purchase up to 91,714 shares of the Company’s common stock, par value $0.01 per share, at an initial exercise price of $21.09 per share (the “CPP Warrant”), for an aggregate purchase price of $12,895,000 in cash.

Under the terms of the CPP Purchase Agreement, we adopted certain standards for executive compensation and corporate governance for the period during which the Treasury holds the equity we issued or may issue to the Treasury, including the common stock we may issue under the CPP Warrant.  These standards apply to our named executive officers.  The standards include (i) ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the financial institution; (ii) required clawback of any bonus or incentive compensation paid to a senior executive  and the next 20 most highly compensated employees based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (iii) prohibition on making golden parachute payments to senior executives and the next five most highly compensated employees; (iv) prohibition on providing any tax gross-up provisions; and (v) agreement not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive.

In connection with entry into the CPP Purchase Agreement, Messrs. Clarkson and Bullard entered into letter agreements with the Company (the “Letter Amendments”) amending any benefit plans as necessary to comply with Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the Recovery Act, during the period that the Treasury owns any debt or equity securities of the Company.

As our most highly compensated employee, Mr. Clarkson will be ineligible for any bonuses or incentive awards other than restricted stock as long as the equity issued under the CPP is held by the Treasury and he remains our most highly compensated employee.  Any restricted stock awards made to Mr. Clarkson while the Treasury holds our equity would be subject to the following limitations: (i) the restricted stock cannot become fully vested until the Treasury no longer holds the preferred stock, and (ii) the value of the restricted stock award cannot exceed one third of Mr. Clarkson’s total annual compensation.

Director Compensation

For the first nine months of 2011, directors received fees of $500 per month and an additional $200 fee for each applicable committee meeting attended.  Effective October 1, 2011, the Board of Directors suspended further payments of all director fees and fees for committee meetings in order to help the Bank reduce expenses.

The following table sets forth the fees paid to directors in 2011.

	Fees Earned or Paid in Cash	Total
Name	($)	($)
Michael S. Addy	6,700	6,700
Johnny C. Allen	6,900	6,900
D. Singleton Bailey	5,500	5,500
Franklin C. Blanton	9,100	9,100
Clay D. Brittain, III	8,300	8,300
James R. Clarkson	3,000	3,000
Tommie W. Grainger	8,100	8,100
Gwyn G. McCutchen, D.D.S.	5,500	5,500
T. Freddie Moore	5,500	5,500
Carroll D. Padgett, Jr.	7,500	7,500

Deferred Compensation Plan

In February 1997, the Bank established a Deferred Compensation Plan for its directors and for Mr. Clarkson to defer payment of all or a portion of his director and committee fees until the director’s termination of service from the Board of Directors.  In December 2011, in order to reduce the Bank’s expenses and improve its capital position, several of the directors who were participants in this Plan elected to terminate their participation in this Plan and, thus, forfeited all of their accrued benefits under this Plan in the aggregate amount of $563,000.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

General

The following table shows how much common stock is owned by our directors and executive officers of the Company and by owners of more than 5% of the outstanding common stock, as of March 1, 2012.  The mailing address for each beneficial owner is care of HCSB Financial Corporation, P.O. Box 218, Loris, South Carolina, 29569.  Unless otherwise indicated in footnotes, the named person has sole voting and investment power, has shared voting and investment power, or holds in an IRA or other retirement plan program.

			Percentage of
	Number of	Right to	Beneficial
Name	Shares Owned	Acquire	Ownership (1)

Michael S. Addy	5,060	—	*
Johnny C. Allen	3,796	—	*
D. Singleton Bailey	45,837	—	1.23%
Franklin C. Blanton	70,068	—	1.88%
Clay D. Brittain, III	5,659	—	*
Glenn R. Bullard	7,707	—	*
James R. Clarkson	26,086	—	*
Tommie W. Grainger	55,627	—	1.49%
Gwyn G. McCutchen, D.D.S.	32,959	—	*
T. Freddie Moore	18,941	—	*
Carroll D. Padgett, Jr.	31,148	—	*

Executive officers and directors as a group (11 persons)	302,888	—	8.10%

* Less than 1%

(1)      The calculations are based on 3,738,337 shares of common stock outstanding on March 1, 2012.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended December 31, 2011, the Board of Directors of the Company held six meetings and the Board of Directors of the Bank held 15 meetings.  All of the directors of the Company and of the Bank attended at least 75% of the aggregate of such Board meetings and the meetings of each committee on which they serve.

The Company has a formal policy of corporate governance principles, which sets forth that directors are expected to attend the annual meeting of shareholders of HCSB Financial Corporation.  All of our directors attended the 2011 annual meeting of shareholders.

Our Board of Directors has implemented a process for shareholders of the Company to send communications to the Board.  Any shareholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Secretary of the Company, at HCSB Financial Corporation, P.O. Box 218, Loris, South Carolina, 29569.  The Secretary has been instructed by the Board to promptly forward all such communications to the addressees indicated thereon.

Independence

Our Board of Directors has determined that Michael S. Addy, Johnny C. Allen, D. Singleton Bailey, Clay D. Brittain, III, Tommie W. Grainger, Gwyn G. McCutchen, D.D.S., T. Freddie Moore and Carroll D. Padgett, Jr. are “independent” directors, based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Stock Market, the exchange that we selected in order to determine whether our directors and committee members meet the independence criteria of a national securities exchange, as required by Item 407(a) of Regulation S-K.

Audit Committee

The Board of Directors of the Company has appointed an Audit Committee.  The Audit Committee has the responsibility of reviewing the Company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory agencies and the Bank’s internal auditor and determining that all audits and examinations required by law are performed.  The Committee reports its finding to the Board of Directors.  The Audit Committee also recommends to the Board of Directors the appointment of the independent accounting firm.  During 2011, the Audit Committee met four times.  The current members of the Audit Committee are Michael S. Addy, D. Singleton Bailey, Gwyn G. McCutchen, D.D.S., T. Freddie Moore, and Carroll D. Padgettt,

Jr.  Each of these members is considered independent, as contemplated in the listing standards of The NASDAQ Stock Market.  The Board of Directors has adopted an Audit Committee charter, which is available for review on the Bank’s web site at www.hcsbaccess.com.

None of the current members of the Audit Committee nor any other member of our Board qualifies as an “Audit Committee Financial Expert” as defined under the rules of the SEC.  As a relatively small public company, it is difficult to identify potential qualified candidates that are willing to serve on our Board and otherwise meet our requirements for service.  At present, we do not know if or when we will appoint a new Board member who qualifies as an Audit Committee Financial Expert.

Although none of the members of our Audit Committee qualify as “financial experts” as defined in the SEC rules, each of our Audit Committee members has made valuable contributions to the Company and its shareholders as members of the Audit Committee.  The Board has determined that each member is fully qualified to monitor the performance of management, the public disclosures by the Company of its financial condition and performance, our internal accounting operations, and our independent auditors.

Report of the Audit Committee of the Board

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not be deemed under such acts.

The Audit Committee has reviewed and discussed with management the audited financial statements.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61.  The Audit Committee has received from the independent auditors the written disclosures and the letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent auditor’s independence from the Company and its management.  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

The report of the Audit Committee is included herein at the direction of its members, Michael S. Addy, D. Singleton Bailey, Gwyn G. McCutchen, D.D.S., T. Freddie Moore, and Carroll D. Padgett, Jr.

Compensation Committee

The Board of Directors has appointed a Compensation Committee.  The Compensation Committee has a charter, which is available for review on the Bank’s web site at www.hcsbaccess.com.  This committee evaluates the performance of our Chief Executive Officer and determines his compensation, including grants, awards, and bonuses under incentive compensation plans.  Our Chief Executive Officer is responsible for determining the compensation of our other executive officers and the management group.  The Compensation Committee administrates the Company’s stock option plans and makes recommendations to the Board of Directors as to incentive compensation plans and equity-based plans, including awards and grants with each plan.  In addition, the Compensation Committee is responsible for the establishment of policies dealing with various compensation and employee benefit matters for the Company.  The Compensation Committee must meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Company from such plans.  The Compensation Committee must also certify that it has reviewed the senior executive officers’ compensation arrangements to ensure that there are no incentives to take unnecessary or excessive risks that threaten the value of the Company.

The Compensation Committee currently consists of Michael S. Addy, Johnny C. Allen, D. Singleton Bailey, and Gwyn G. McCutchen, D.D.S.  Each of these members is considered independent, as contemplated in the listing standards of The NASDAQ Stock Market.  During 2011, the Compensation Committee met three times.

Nominating Committee

The Board of Directors has appointed a Nominating Committee.  The Nominating Committee has a Nominating and Corporate Governance Charter, which is available for review on the Bank’s web site at www.hcsbaccess.com.  The Nominating Committee’s primary purposes are to (i) identify, screen, recruit and nominate director candidates to the Board; (ii) develop, recommend and oversee corporate governance policies of the Company; and (iii) establish and administer processes to evaluate the effectiveness of the Board, committees and management.  The Nominating Committee currently consists of D. Singleton Bailey, Gwyn G. McCutchen, D.D.S. and Clay D. Brittain, III.  Each of these members is considered independent, as contemplated in the listing standards of The NASDAQ Stock Market.  The Nominating Committee met one time during 2011.

Our Nominating Committee uses a variety of methods for identifying and evaluating nominees for director.  They regularly assess the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise.  If vacancies are anticipated, or otherwise arise, the Board considers various potential candidates for director.  Candidates may come to their attention through current members of the Board, shareholders, or other persons.  These candidates are evaluated at regular or special meetings of the Board, and may be considered at any point during the year.   The Company does not pay a third party to assist in identifying and evaluating candidates.

Our Nominating Committee will also consider director candidates recommended by shareholders who submit nominations in accordance with our bylaws.  Shareholders must deliver nominations in writing to the Secretary of the Company no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, seven days after notice of the special meeting is given to shareholders.  Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy  rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company if so elected.  The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

The Nominating Committee has not established any specific, minimum qualifications that must be met for a person to be nominated to serve as a director.  In evaluating all potential candidates, the Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary in the context of the current needs of the Board.  Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards.  They should contribute to the diversity of the Board and have broad experience at the policy-making level in business, government, education, technology or public interest.  They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.  Each director must represent the best interests of our shareholders.  In evaluating such recommendations, the Board uses the qualifications and standards discussed above and seeks to achieve a balance of experience, skills and background on the Board of Directors.

The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees.  In determining whether to recommend a director nominee, members of the Committee consider and discuss diversity, among other factors, with a view toward the needs of the Board of Directors as a whole.   The Committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill, and other qualities or attributes that contribute to Board heterogeneity, when identifying and recommending director nominees.    The Nominating Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Committee’s goal of creating a Board of Directors that best serves the needs of the Company and the interests of its shareholders.

The Nominating Committee has performed a review of the experiences, qualifications, attributes, and skills of the Board’s current membership, including the director nominees for election to the Board of Directors and the other members of the Board, and believes that the current members of the Board, including the director nominees, as a whole possess a variety of complementary skills and characteristics, including the following:

•                  successful business or professional experience;

•                  various areas of expertise or experience, which are desirable to the Company’s current business, such as financial, general management practices, planning, legal, marketing, technology, banking, and financial services;

•                  personal characteristics such as character, integrity and accountability, as well as sound business judgment and personal  reputation;

•                  residence in the Bank’s service area;

•                  willingness and ability to commit the necessary time to fully discharge the responsibilities of Board membership to the affairs of the Company;

•                  leadership and consensus building skills; and

•                  commitment to the success of the Company.

The Nominating Committee believes that each individual director has qualifications and skills that together as a whole create a strong and well-balanced Board.

Board Leadership Structure and Role in Risk Oversight

We are focused on the Company’s corporate governance practices and value independent Board oversight as an essential component of strong corporate performance to enhance shareholder value.  Our commitment to independent oversight is demonstrated by the fact that, except for one director, who is our Chief Executive Officer, all of our directors are independent.  In addition, all of the members of our Board’s Audit, Compensation, and Nominating Committees are independent.

Our Board believes that it is preferable for one of our independent directors to serve as Chairman of the Board.  The person our Board elected as Chairman, Mr. Grainger, has been one of our directors since 1998 and is a long-time resident of our primary market area.  We believe it is the Chief Executive Officer’s responsibility to run the Company and the Chairman’s responsibility to run the Board.  As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have an independent Chairman whose sole job is leading the Board.  In making its decision to have an independent Chairman, the Board considered the time that Mr. Clarkson will be required to devote as Chief Executive Officer in the current economic environment.  By having another director serve as Chairman of the Board, Mr. Clarkson will be able to focus his entire energy on running the Company.  This will also ensure there is no duplication of effort between the Chief Executive Officer and the Chairman.  We believe this structure provides strong leadership for the Board, while also positioning the Chief Executive Officer as the leader of the Company in the eyes of our customers, employees, and other stakeholders.

Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board of Directors.  The Audit Committee focuses on financial reporting risk and oversight of the internal audit process.  It receives reports from management at least quarterly regarding the Company’s assessment of risks and the adequacy and effectiveness of internal control systems, as well as reviewing  credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk).  Strategic and reputation risk are also regularly considered by the Audit Committee.  The Audit Committee also receives reports from management addressing the most serious risks impacting the day-today operations of the Company.  Our Internal Auditor directly reports to the Audit Committee and meets with the Audit Committee on a quarterly basis in executive sessions to discuss any potential risk or control issues involving management.  The Audit Committee reports regularly to the full Board of Directors, which also considers the Company’s entire risk profile.  The full Board of Directors focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the Board of Directors’ approval for risk.  While the Board of Directors oversees the Company’s risk management, management is responsible for the day-to-day risk management processes.  We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

We recognize that different Board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.

Code of Ethics

We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

We have adopted a Code of Ethics that is specifically applicable to our senior management and financial officers, including our principal executive officer, our principal financial officer, and our principal accounting officer and controllers.  Our Code of Ethics is available for review on the Bank’s website at www.hcsbaccess.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Code of Ethics provides that personal interests of directors, officers and employees of the Company must not interfere with, or appear to interfere with, the interests of the Company.  Directors, officers and employees of the Company may not compete with the Company or disadvantage the Company by taking for personal gain corporate opportunities or engage in any action that creates actual or apparent conflicts of interest with the Company.  Any director or officer involved in a transaction with the Company or that has an interest or a relationship that reasonably could be expected to give rise to a conflict of interest must report the matter promptly to the Board of Directors, which is responsible for determining if the particular situation is acceptable.

The Company has had, and expects to have in the future, transactions in the ordinary course of the Company’s business with its directors, executive officers, principal shareholders and their related interests (collectively referred to as “related parties”).  All such transactions between the Company and related parties were made in the ordinary course of the Company’s business, on substantially the same terms, including (in the case of loans) interest rates, collateral, and repayment terms, as those prevailing at the same time for other comparable transactions, and have not involved more than normal risks of collectibility or presented other unfavorable features.

The Company does not have a written policy regarding the review, approval or ratification of transactions with related parties.  As transactions are reported, however, the Board of Directors considers any related party transactions on a case-by-case basis to determine whether the transaction or arrangement was undertaken in the ordinary course of business and whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated party. If any member of the Board of Directors is interested in the transaction, that member will recuse himself from the discussion and decision on the transaction.

In addition, the Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates.  The Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

The aggregate dollar amount of loans outstanding to persons affiliated with the Bank was approximately $4,325,000 at March 2, 2012.

PROPOSAL NO. 5:

APPROVAL OF POTENTIAL ADJOURNMENT OR POSTPONEMENT OF THE MEETING

A proposal may be submitted to shareholders at the meeting to authorize the chairperson of the meeting to adjourn or postpone the meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the meeting to adopt the amendment to the Company’s Articles of Incorporation. Any adjournment or postponement of the meeting may be made without notice, other than by an announcement made at the meeting. Any adjournment or postponement of the meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.

If a quorum is present, this proposal will be approved if the number of shares of common stock voted in favor of this proposal exceeds the number of shares voted against this proposal.

The Board recommends that you vote “FOR” the approval of this proposal.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the meeting. If matters other than those described herein should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote at such meeting in accordance with their best judgment on such matters. If you specify a different choice on your proxy, your shares will be voted in accordance with the specifications so made.

INDEPENDENT AUDITOR

We have selected the firm of Elliott Davis, LLC to serve as our independent auditors for the year ending December 31, 2012 subject to the ratification of this selection by our shareholders.  We expect that a representative from this firm will be present and available to answer appropriate questions at the annual meeting and will have an opportunity to make a statement if he or she desires to do so.

The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2011 and 2010:

	Year Ended	Year Ended
	December 31, 2011	December 31, 2010
Audit Fees	$88,500	$78,950
Audit-Related Fees	36,750	21,500
Tax Fees	24,585	14,575
Total	$149,835	$115,025

Audit Fees.                                   This category includes the aggregate fees billed for each of the last two fiscal years for professional services rendered by Elliott Davis, LLC for the audit of our annual financial statements and for reviews of the condensed financial statements included in our quarterly reports on Form 10-Q.

Audit-Related Fees.                                     This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2011 and 2010.  These services principally included the audit of the Company’s Trusteed Retirement Savings Plan (401K) and the Health and Welfare Plan, a review of an SEC comment letter, and a review of management’s analysis of Deferred Tax Asset.

Tax Fees.                                             This category includes the aggregate fees billed for tax services rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2011 and 2010.  These services include preparation of state and federal tax returns for the Company and its subsidiary and review of deferred taxes for GAAP and call reporting.

Oversight of Accountants; Approval of Accountant Fees.                             Under the provisions of its charter, the Audit Committee is responsible for the retention, compensation, and oversight of the work of the independent auditors.  The charter provides that the Audit Committee must pre-approve the fees paid for the audit.  The Audit Committee has delegated approval of non-audit services and fees to the chairman of the Audit Committee for presentation to the full Audit Committee at the next scheduled meeting.  The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent auditor.  All of the accounting services and fees reflected in the table above were reviewed and approved by the Audit Committee, and none of the services were performed by individuals who were not employees of the independent auditor.

COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934

As required by Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, its executive officers, and certain individuals are required to report periodically their ownership of the Company’s common stock and any changes in ownership to the SEC.  Based on review of Forms 3, 4, and 5 and any representations made to the Company, the Company believes that all such reports for these persons were filed in a timely fashion during 2011.

AVAILABILITY OF 2011 ANNUAL REPORT

The Company is mailing to shareholders contemporaneously with these proxy materials a copy of its Annual Report for the year ended December 31, 2011 (which includes, among other things, the Company’s fiscal year ended December 31, 2011 financial statements).  Further inquiries regarding the Annual Report should be directed to: HCSB Financial Corporation, P.O. Box 218, Loris, South Carolina, 29569, attention:  Edward L. Loehr, Chief Financial Officer and Senior Vice President.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

If shareholders wish a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2013 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the Company no later than November 23, 2012.  To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested.  Proposals must comply with the Company’s bylaws relating to shareholder proposals in order to be included in the Company’s proxy materials.  A copy of our bylaws is available upon written request.

Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in the Company’s proxy materials, must comply with the Company’s bylaws.  Proposals must be delivered between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

March 27, 2012

APPENDIX A

AMENDMENT TO

INCREASE THE NUMBER OF AUTHORIZED SHARES OF

COMMON STOCK FROM 10,000,000 SHARES TO 500,000,000 SHARES

Article Three shall be deleted and replaced in its entirety by the following:

ARTICLE THREE

CAPITALIZATION

The Corporation shall have the authority, exercisable by its board of directors (“Board of Directors”), to issue up to 500,000,000 shares of voting common stock, par value $.01 per share, and to issue up to 5,000,000 shares of preferred stock, par value $.01 per share.  The Board of Directors shall have the authority to specify the preferences, limitations and relative rights of each class (and of any series within a class) of preferred stock.  The rights and privileges of holders of voting common stock are subject to any classes or series of preferred stock that the Corporation may issue.

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PROXY SOLICITED FOR ANNUAL MEETING OF SHAREHOLDERS OF

HCSB FINANCIAL CORORATION

To be held on April 26, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Clay D. Brittain, III and Gwyn G. McCutchen (the “Proxies”), and each of them, his or her true and lawful agents and proxies, with full power of substitution in each, to represent and vote, as indicated below all shares of the common stock of HCSB Financial Corporation (the “Company”) that the undersigned would be entitled to vote at the Annual Meeting of shareholders of the Company to be held on Thursday, April 26, 2012, at 7:00 p.m. local time, at the Center for Health and Fitness at 3207 Casey Street, Loris, South Carolina, and at any adjournments or postponements, upon matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement as follows (and the Proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournment or postponements thereof; provided, that the Proxies are authorized and directed to vote as indicated with respect to the following matters):

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted: “FOR” the proposal to elect the three identified nominees as Class I directors to serve on the Board of Directors each for three-year terms; “FOR” the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 500,000,000 shares; “FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2012, “FOR” the nonbinding resolution to approve the compensation of the Company’s named executive officers; and “FOR” the resolution to grant the chairperson of the meeting the authority to adjourn or postpone the meeting, if necessary, in order to solicit additional proxies.  This proxy also delegates discretionary authority to the Proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE 2011 ANNUAL REPORT, NOTICE OF THE ANNUAL MEETING, AND RECEIPT OF THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and Proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

1.  PROPOSAL to elect the following three nominees as Class I directors to serve for three-year terms.

Nominees:  D. Singleton Bailey, T. Freddie Moore and Carroll D. Padgett, Jr.

☐	FOR all nominees listed above (except as indicated otherwise below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above

Instruction: To withhold authority to vote for one or more nominees, write that nominee’s name on the line below.

2.  PROPOSAL to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 10,000,000 shares to 500,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.        PROPOSAL to ratify the appointment of Elliott Davis, LLC, as our independent registered public accounting firm for the year ending December 31, 2012.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.  PROPOSAL to obtain an advisory resolution to approve the compensation of the Company’s named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.  PROPOSAL to grant the chairperson of the meeting the authority to adjourn or postpone the meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the meeting to adopt the amendment to the Company’s Articles of Incorporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.  At their discretion upon such other matters as may properly come before the meeting.

Dated:                                                                                            , 2012

Signature	Signature (if held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

OR

FOLLOW THE INSTRUCTIONS ON THE REVERSE TO APPOINT YOUR PROXY VIA THE INTERNET.

Control Number:

INSTRUCTIONS FOR VOTING YOUR PROXY

We offer two alternative methods of voting this proxy:

•                  Through the Internet (using a browser); and

•                  By Mail (using the attached proxy card and postage-paid envelope)

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card.  We encourage you to use this cost-effective and convenient method of voting, 24 hours a day, 7 days a week.

INTERNET VOTING  Available until 5:00 p.m. Eastern Daylight Time on April 25, 2012

•                  Visit the Internet voting website at:   https://www.shareholderlink.com/fss/hcsb/pxsignon.asp

•                  In order to vote online, have the voting form in hand, go to the website listed above and follow the instructions.

•                  When prompted for your Control Number, enter the 12-digit number printed above your name on the proxy card.

•                  Your vote will be confirmed and cast as you directed.

•                  You will only incur your usual Internet charges.

•                  Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

•                  It is not necessary to return the proxy card if you vote by Internet.

•                  You may revoke your Internet appointment by revisiting our website and changing your vote prior to 5:00 p.m. on April 25, 2012, or by any method sufficient to revoke an appointment of proxy as set forth above.

This is a “secured” web page site.  Your software and/or Internet provider must be “enabled” to access this site.  Please call your software or Internet provider for further information if needed.

VOTING BY MAIL

•                  Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you are voting through the Internet, please do not return your proxy card.

IMPORTANT:  To ensure that a quorum is present, please send in your appointment of proxy whether or not you plan to attend the annual meeting.  Even if you send in your appointment of proxy, you will be able to vote in person at the meeting if you so desire.

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